                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT

MADE this 10th day of March, 2000, by and between:

          SEEC, INC. a Pennsylvania Corporation, ("SEEC" hereinafter)

                                      AND

                                JOHN D. GODFREY
                    an individual, ("EMPLOYEE" hereinafter)

                                  WITNESSETH:

         WHEREAS, SEEC is in the business of developing and marketing software; and

         WHEREAS, EMPLOYEE presently has an employment agreement with SEEC, which includes among other things, certain restrictive covenants; and

         WHEREAS, SEEC and EMPLOYEE wish to amend their existing employment agreement as set forth herein;

         NOW, THEREFORE, in consideration of the covenants contained herein, and intending to be legally bound hereby, the parties hereto do covenant and agree as follows:


                                   ARTICLE I

                          TERM AND SCOPE OF EMPLOYMENT

         SECTION 1. TERM. SEEC will employ EMPLOYEE for a period of two (2) years from the date of this Agreement unless this Agreement is terminated before that time, in accordance with the terms of Article VI hereof.

         SECTION 2. SCOPE. EMPLOYEE shall hold the position of Vice President and perform such duties and responsibilities as SEEC's Chief Executive Officer and its Board of Directors may from time to time designate in connection with the said position. SEEC expressly reserves the right, in the exercise of its sole discretion, to make changes in EMPLOYEE's duties and responsibilities, so long as such changes are appropriate to EMPLOYEE's position and do not amount to a demotion. During the term of EMPLOYEE's employment, EMPLOYEE shall work for SEEC on a full time basis, and shall use his best efforts to further the best interests and welfare of SEEC. During the term of his employment, EMPLOYEE agrees that he will refrain from performing, directly or indirectly, any work or services whatsoever for any third person, without the written authorization of SEEC.

         SECTION 3. EMPLOYEE agrees to abide by such lawful employment policies and regulations as SEEC may from time to time adopt, and such specific instructions and directions to EMPLOYEE as SEEC lawfully may give, from time to time.

John D. Godfrey Employment Agreement
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                                   ARTICLE II

                          SALARY AND FRINGE BENEFITS.

         SECTION 1. SALARY AND BONUS. EMPLOYEE shall be paid an annual salary (the "Base Salary"), in periodic payments in accordance with SEEC's normal payroll practices currently in effect, or such other payroll practices as SEEC may adopt from time to time. EMPLOYEE shall also be a participant in the executive bonus plan that the Compensation Committee of the Board of Directors shall adopt, and receive such additional compensation and bonuses and stock options as the Board of Directors may grant to him from time to time. EMPLOYEE's annual Base Salary for Fiscal Year 2000 is One Hundred & Thirty Six Thousand ($136,000) Dollars, and for subsequent years, shall be as established by the Board of Directors, in an amount not less than for Fiscal Year 2000.

         SECTION 2. FRINGE BENEFITS. EMPLOYEE will be entitled to such health insurance and other employee benefits as SEEC makes available generally to its employees in SEEC's discretion.

         SECTION 3. REIMBURSEMENTS. SEEC will reimburse EMPLOYEE for all reasonable travel and other expenses which EMPLOYEE incurs due to activities required by SEEC.


                                  ARTICLE III

                   INVENTIONS, DISCOVERIES, AND IMPROVEMENTS

         SECTION 1. All inventions, discoveries, improvements or copyrightable materials ("Discoveries" ) which EMPLOYEE conceives or makes, solely or in conjunction with others, during his period of employment with SEEC, in any field in which, during the term of this Agreement, SEEC is or plans to be engaged, and in all related fields, are the sole and exclusive property of SEEC. All such Discoveries made with two (2) years following termination of his employment shall be deemed to fall within this provision, unless EMPLOYEE bears the burden of proving, by evidence that is clear and convincing, that they were conceived and made after the termination of his employment with SEEC.

         SECTION 2. EMPLOYEE agrees that he will promptly disclose all Discoveries to SEEC, and hereby assigns and conveys to SEEC all his right, title and interest in and to all such Discoveries. EMPLOYEE will assist SEEC, at its request, in preparing copyright applications, both United States and foreign, covering all such Discoveries, and will sign and deliver all documents, and do all things reasonable or necessary to secure and protect SEEC's ownership interests in all Discoveries. All costs incidental to EMPLOYEE's performance under this Article, as requested by SEEC, shall be born by SEEC.

John D. Godfrey Employment Agreement
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                                   ARTICLE IV

                       CONFIDENTIALITY OF PROPRIETARY DATA

         SECTION 1. For the purposes of this Agreement, all technical, commercial and business information to which EMPLOYEE obtains access during the course of his employment, including without limiting the generality of the foregoing, all memoranda, notes, computer data, computer programs, spreadsheets, graphs, print-outs, customer lists, customer and trade data, materials and equipment data, market data, financial data, contracts, orders, plans, designs, drawings, processes, formulae, codes, apparatus, products, discoveries, inventions, bug-fixes, improvements, and all other records, recordings or documents whatsoever, whether belonging to SEEC, or to any third party, shall be deemed Proprietary Information, regardless of whether or not it falls within the common-law definition of trade secrets, unless it is lawfully in the public domain ("Proprietary Information").

         SECTION 2. EMPLOYEE agrees to keep confidential all Proprietary Information to which he has access during the course of his employment. EMPLOYEE agrees that while such Proprietary Information is in his possession, he shall be deemed to hold the same in trust for SEEC's sole benefit, and shall not use the same for any purpose, or disclose the same to any person, other than in the performance of his required employment duties for SEEC, without SEEC's written consent. Without limiting the generality of the foregoing, EMPLOYEE acknowledges that in the course of his employment, he may obtain access to the Proprietary Information of third parties who are doing business with SEEC. Such information may or may not be marked "Confidential". EMPLOYEE agrees that he will not use or disclose any third party Proprietary Information which he obtains during the course of his employment for SEEC for any purpose other than the performance of his required employment duties for SEEC.


                                   ARTICLE V

                              NON-COMPETE COVENANT

         SECTION 1. EMPLOYEE agrees that for a period of two (2) years after his employment with SEEC is terminated, he will not, directly or indirectly, work in the United States, India, Mexico or Canada, for any third party, or for himself, in marketing and selling software products in direct competition with the software products marketed or sold by SEEC while EMPLOYEE was employed by SEEC.

John D. Godfrey Employment Agreement
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          SECTION 2. The non-compete covenant described in Section 1 of this Article shall not be applicable in any of the following circumstances:

         (1) If EMPLOYEE is laid off or terminated by SEEC under the provisions of Article VI Section 3 of this Agreement; or

         (2) If his employment is terminated without good cause or otherwise in violation of this Agreement; or

         (3) If EMPLOYEE terminates this Agreement in accordance with Article VI Section 4 because SEEC is in violation of this Agreement; or

         (4) If any event should occur that gives rise to the incurrence by SEEC of a severance obligation to EMPLOYEE under Article VII of this Agreement.


                                   ARTICLE VI

                                  TERMINATION

          SECTION 1. The initial term of this Agreement shall be for a period of two (2) years from the date first above written. Thereafter, this Agreement shall be renewed automatically, from year to year. All provisions of this Agreement shall continue in full force and effect for any renewed term unless specifically changed by written Agreement of the parties. In the event certain provisions of this Agreement are changed by written agreement of the parties from time to time, all other provisions not specifically changed in writing shall be deemed to continue in full force and effect.

         SECTION 2. SEEC may terminate the employment of EMPLOYEE at any time, for good cause, without notice. Without limiting the generality of the foregoing, good cause for termination shall include any conduct of EMPLOYEE which is in violation of this Agreement, or EMPLOYEE's dishonesty, disloyalty, willful misconduct, negligence or refusal or unwillingness to perform his duties hereunder in good faith and to the best of his ability.

         SECTION 3. If at any time and from time to time, SEEC, in its sole discretion, determines that the financial interests of SEEC render it advisable to lay EMPLOYEE off, or terminate EMPLOYEE's employment, SEEC may, subject to the severance provisions of this Agreement, lay-off or terminate EMPLOYEE without being deemed in breach of this Agreement; provided however, in such event, EMPLOYEE will not be bound by the non-compete covenant specified in
Article V Section 1 of this Agreement.

John D. Godfrey Employment Agreement
Page 5.


         SECTION 4. EMPLOYEE may terminate this Agreement on thirty (30) days written notice to SEEC, for any violation of the terms of this Agreement which SEEC has knowingly failed to cure.

         SECTION 5. Except as specified to the contrary in this Agreement, the following provisions shall survive termination of this Agreement:

         (1)  Article III relating to Inventions, Discoveries and Improvements;

         (2)  Article IV relating to Confidentiality of Proprietary Data;

         (3)  Article V relating to Non-Compete Covenant;

         (4) Any obligation of SEEC to pay wages or fringe benefits not paid as of the date of termination; and

         (5) The provisions of Article VII to the extent necessary to enforce any right arising out of this Agreement.


                                  ARTICLE VII

                              SEVERANCE AGREEMENT

         SECTION 1. SEVERANCE OBLIGATIONS. If SEEC for any reason other than good cause as defined in Article VI, Section 2 above, terminates EMPLOYEE'S employment, or if EMPLOYEE resigns "for good reason" as defined below (each of which are hereinafter referred to as a "Triggering Event"), then, in addition to paying EMPLOYEE all salary and fringe benefits earned through the date employment ceases, SEEC shall pay EMPLOYEE severance compensation as follows during the six (6) month period following the termination or resignation date (Severance Period). EMPLOYEE's severance compensation shall consist of:

(1) An amount equal to 50% (fifty percent) of EMPLOYEE's total annual salary as established prior to the Triggering Event, which amount shall be paid (less applicable amounts required to be withheld by law) in equal installments, during the Severance Period, in accordance with SEEC's normal payroll practices, and

(2) An amount equal to the greater of (i) EMPLOYEE's prorated total annual on-target bonus, as established prior to the Triggering Event, or (ii) EMPLOYEE's prorated actual bonus for the applicable fiscal year. This proration will take into account the number of days that elapsed in such fiscal year prior to the termination date or the resignation date, and such prorated amount

John D. Godfrey Employment Agreement
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       shall be paid (less applicable amounts required to be withheld by law) in equal installments during the Severance Period in accordance with SEEC's normal payroll practices. However, the final installment payment shall be paid no later than the payment date for such bonuses paid to executive officers for the applicable fiscal year. The applicable fiscal year shall be the year during which the Triggering Event occurs.

(3) A continuation, for the Severance Period, at no cost to EMPLOYEE, of all other fringe benefits to which EMPLOYEE was entitled prior to the Triggering Event, or benefits substantially similar thereto.

         SECTION 2.  Intentionally omitted.

         SECTION 3. DEFINITION OF "GOOD REASON". The term "good reason" means:
(i) a material diminution by SEEC of EMPLOYEE'S title or responsibilities, as that title and those responsibilities existed prior to the action complained of; or (ii) a material diminution by SEEC of the highest salary, benefits, bonuses, and incentive or other forms of compensation paid to EMPLOYEE during any period covered by this agreement; or (iii) any reassignment of EMPLOYEE or relocation of SEEC's principal executive offices outside of the greater Pittsburgh area.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 1. NOTICES. Any notices required to be sent under the terms of this Agreement shall be sent to the parties as follows, or to such new address as a party may designate in writing. If a party is aware that the following address is incorrect, the party shall send written notices to both the address set forth below, and to the last known address of the other party.

         TO SEEC AT:                                 TO THE EMPLOYEE AT:

Park West One, Suite 200                             7506 Trevanion Avenue,
1500 Cliff Mine Road,                                Swissvale, PA 15218.
Pittsburgh, PA 15275.


         SECTION 2. BINDING ARBITRATION. The parties agree that all claims, disputes and other matters in question between them, arising out of or related to this Agreement, and the rights, duties and obligations arising thereunder or the breach thereof, shall be decided by common-law arbitration in Pittsburgh, PA, in accordance with the Rules of the American Arbitration Association then prevailing, unless the parties mutually agree otherwise; provided however, SEEC shall have the right to obtain

John D. Godfrey Employment Agreement
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preliminary or permanent injunctive relief from a court of appropriate jurisdiction while the arbitration process is continuing, and/or after the Board of Arbitrators renders its decision on the merits; provided further, if either party would be entitled to join a third party if the proceeding were brought before a court of applicable jurisdiction, then in the interests of judicial economy, either party may litigate all disputes against the other party and any third party in one action before a court of appropriate jurisdiction. The parties agree that with regard to all claims, disputes and remedies, arising out of this Agreement, the American Arbitration Association, and the Federal and State Courts in Pittsburgh, PA and applicable appellate courts, shall have jurisdiction over their persons. This provision shall not be deemed to confer exclusive subject matter jurisdiction over such courts. This Agreement shall not be construed as a consent to arbitrate any dispute with any person who is not party to this Agreement.

         SECTION 3. SERVICE OF PROCESS. Service of Process in Arbitration or in Court may be made by certified mail, return receipt requested, to either party at the addresses specified in Section 1 above of this Article, which service shall be complete upon mailing.

         SECTION 4. RIGHTS AND REMEDIES. Except as provided in Section 2 above of this Article, the duties and obligations imposed by this Agreement, and the rights and remedies available hereunder, shall be in addition to and not in limitation of, any duties, obligations, rights and remedies otherwise imposed or available in law or in equity.

         SECTION 5. GOVERNING LAW. This Agreement shall be governed by Pennsylvania law, excluding its conflict of laws provisions.

         SECTION 6. WAIVER. No action or failure to act by either party shall constitute a waiver of any right or duty accorded to any of them under this Agreement, nor shall any such action or failure to act constitute an approval of , or acquiescence in, any breach hereunder, except as may be specifically agreed in writing.

         SECTION 7. INTEGRATION AND AMENDMENTS. The terms and conditions contained herein constitute the full understanding of the parties, a complete allocation of the risks between them, and a complete and exclusive statement of the terms and conditions of their agreement. No conditions, representations, understandings, or agreements, not contained herein, and purporting to modify, waive, vary, explain or supplement the terms or conditions of this contract shall be binding unless hereafter made in writing and signed by a duly authorized representative of the party to be bound.

         SECTION 8. SUCCESSORS AND ASSIGNS. Any attempted assignment by EMPLOYEE of the rights and obligations created by this Agreement shall be void. SEEC may at any time assign its rights, obligations and interests in this Agreement. Except as provided to the contrary herein, the terms and conditions of this Agreement shall be binding on the parties, their respective executors, personal representatives, heirs, successors in interest and assigns.

John D. Godfrey Employment Agreement
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         SECTION 9. GENDER AND NUMBER. All references in this Agreement to the singular and/or to the masculine gender, shall be deemed to include the plural and/or feminine gender, where appropriate.


         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, as of the date first above written.

ATTEST:                                           SEEC, INC.


/s/ Richard J. Goldbach       (SEAL)              By: /s/ Ravindra Koka
-----------------------       ------                 ---------------------------
Secretary or Treasurer                                Authorized Signature


WITNESS:                                          EMPLOYEE


/s/ Richard J. Goldbach                           /s/ John D. Godfrey
-----------------------       ------              ------------------------------
                                                  John D. Godfrey.